Exhibit 6.219.2

[redacted]

COUNTER OFFER # 2

This is a Counter Offer from ☐ Seller to Buyer OR ☑ Buyer to Seller

[redacted] **Seller Name:** [redacted]

Buyer Name: Arrived Holdings, Inc. and/or Assigns **Buyer Name:** [redacted]

The undersigned agree to and accept the Purchase and Sale Agreement with an offer date of [redacted] **for the purchase of real property commonly known as:**

534 Somerset Ln., Clarksville, TN 37040

Address, City, State, Zip

With the following exceptions:

1. Sales price to be $260,000.00.

ALL OTHER TERMS AND CONDITIONS OF THE ORIGINAL ATTACHED PURCHASE AND SALE AGREEMENT ARE ACCEPTABLE TO THE UNDERSIGNED. ALL TERMS AND CONDITIONS PROPOSED IN PREVIOUS COUNTER OFFERS, IF ANY, ARE NOT INCLUDED IN THIS COUNTER OFFER UNLESS RESTATED HEREIN.

This Counter Offer form will not be a part of the Purchase and Sale Agreement and be binding until accepted and signed by all parties.

Until notice of acceptance is delivered the subject Property is still on the market for sale, and this offer may be revoked at any time with notice, and the Property may be sold to any other party.

Time Limit of Offer: This Offer may be withdrawn at any time before acceptance with notice. Offer terminates if not accepted by 5 o'clock ☐am/☑pm, local time, on the 8 day of January, 2024.

[redacted]

Seller/Buyer ***(Party making counter offer)*** ***DATE***

The undersigned has received and

- x **ACCEPTED** this offer
- ☐ **REJECTED** this offer
- ☐ **COUNTERED** this offer with Counter Offer # ______

At AuthentiSIGN o'clock ☐am/☐pm; this 8th day of Jan 2023 ______.

[redacted] 01/08/23 12:44 PM

Party)

[redacted] ipt of the final accepted offer [redacted] inding Agreement Date for purposes of establishing performance deadlines as set forth in the Agreement.

NOTE: This form is provided by Tennessee REALTORS® to its members for their use in real estate transactions and is to be used as is. By downloading and/or using this form, you agree and covenant not to alter, amend, or edit said form or its contents except as where provided in the blank fields, and agree and acknowledge that any such alteration, amendment or edit of said form is done at your own risk. Use of the Tennessee REALTORS® logo in conjunction with any form other than standardized forms created by Tennessee REALTORS® is strictly prohibited. This form is subject to periodic revision and it is the responsibility of the member to use the most recent available form.

[redacted]

KELLER WILLIAMS REALTY

COUNTER OFFER #___1___

This is a Counter Offer from ☐ **Seller to Buyer OR** ☐ **Buyer to Seller**

Seller Name: ___[redacted]___ **Seller Name:** ___[redacted]___

Buyer Name: ___Arrived Holdings, Inc.___ **Buyer Name:** __________

The undersigned agree to and accept the Purchase and Sale Agreement with an offer date of __1/6/2023__ **for the purchase of real property commonly known as:**

534 Somerset Ln Clarksville TN 37042

Address, City, State, Zip

With the following exceptions:

Line 39 - Purchase price to be 270,000.00

ALL OTHER TERMS AND CONDITIONS OF THE ORIGINAL ATTACHED PURCHASE AND SALE AGREEMENT ARE ACCEPTABLE TO THE UNDERSIGNED. ALL TERMS AND CONDITIONS PROPOSED IN PREVIOUS COUNTER OFFERS, IF ANY, ARE NOT INCLUDED IN THIS COUNTER OFFER UNLESS RESTATED HEREIN.

This Counter Offer form will not be a part of the Purchase and Sale Agreement and be binding until accepted and signed by all parties.

Until notice of acceptance is delivered the subject Property is still on the market for sale, and this offer may be revoked at any time with notice, and the Property may be sold to any other party.

Time Limit of Offer: This Offer may be withdrawn at any time before acceptance with notice. Offer terminates if not accepted by __5__ o'clock ☒ am/ ☐ pm, local time, on the __9th__ day of __January__, __2023__.

[redacted] /07/2023

[redacted] r) ***DATE***

The undersigned has received and

☐ **ACCEPTED** this offer

☐ **REJECTED** this offer

☑ **COUNTERED** this offer with Counter Offer #__2__

[redacted] f __________, ______.

____

Seller/Buyer ***(Responding Party)***

Acknowledgement of Receipt. ____________ hereby acknowledges receipt of the final accepted offer on ________ at ______ o'clock ☐ am/ ☐ pm, and this shall be referred to as the Binding Agreement Date for purposes of establishing performance deadlines as set forth in the Agreement.

NOTE: This form is provided by Tennessee REALTORS® to its members for their use in real estate transactions and is to be used as is. By downloading and/or using this form, you agree and covenant not to alter, amend, or edit said form or its contents except as where provided in the blank fields, and agree and acknowledge that any such alteration, amendment or edit of said form is done at your own risk. Use of the Tennessee REALTORS® logo in conjunction with any form other than standardized forms created by Tennessee REALTORS® is strictly prohibited. This form is subject to periodic revision and it is the responsibility of the member to use the most recent available form.